Exhibit 99.1

[GoAmerica letterhead]

CONTACT:

Investor Relations
201-996-1717
investors@goamerica.com

GOAMERICA - HANDS ON MERGER TERMINATED

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Special Stockholder Meeting Canceled

HACKENSACK, NJ - March 7, 2006 -- GoAmerica, Inc. (NASDAQ: GOAM) announced today that it has canceled the Special Meeting of GoAmerica Stockholders scheduled for March 13, 2006, relating to GoAmerica’s proposed merger with Hands On, a privately owned video relay and interpreting service provider.

As previously announced, Hands On sent GoAmerica a letter, dated March 1, 2006, purporting to terminate the merger agreement. GoAmerica’s Board expressed disappointment and surprise at Hands On’s actions as GoAmerica had achieved a quorum in its shareholder vote as of yesterday, with results overwhelmingly in favor of completing the merger, and Hands On’s shareholders had approved the merger on February 22, 2006.

In light of these events, GoAmerica will no longer be pursuing the merger with Hands On.

GoAmerica is notifying Hands On to commence repayment of approximately $600,000 pursuant to a short-term loan agreement between the parties, which loans are secured by liens on Hands On assets. GoAmerica has reserved its rights to continue to pursue legal options related to the termination of the merger, and its Board and Management are evaluating alternative approaches to entering the market for video relay services.

About GoAmerica
GoAmerica provides a wide range of wireless, relay and prepaid communications services, customized for people who are deaf, hard-of-hearing or speech impaired.  The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet relay by visiting http://www.i711.com.

Safe Harbor
The statements contained in this news release that are not based on historical fact are "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve risks and uncertainties, including, but not limited to those of GoAmerica including:  (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies; (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (x) difficulties inherent in predicting the outcome of regulatory processes.  Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission.  Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “GoAmerica”, the “Company” or “We”, or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries.  “GoAmerica” is a registered trademark of GoAmerica.  “i711”, “i711.com”, and “Clear Mobile” are trademarks, and “Relay and Beyond” is a service mark of GoAmerica.  Other names may be trademarks of their respective owners.

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